Exhibit 16.1

WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

April 23, 2009

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE: Osteologix, Inc.
Commission File No. 333-112754

Commissioners:

We have read the statements made by Osteologix, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Osteologix, Inc. dated April 23, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Weinberg + Company, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

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Telephone: 310.601.2200
Facsimile: 310.601.2201
www.cpaweinberg.com

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Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717